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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                          SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) September 24, 2002


                            GLOBAL PATH INCORPORATED
                 (Exact name of registrant as specified in its charter)

                                    Delaware
          (State or other jurisdiction of incorporation or organization)

         000-24963                                  98-0355519
   (Commission File Number)              (IRS Employer Identification Number)


                          21 Toronto Street, 5th Floor
                         Toronto, Ontario CANADA M5C 2B6
                     (Address of principal executive offices)

                                 (416) 214-0066
                (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

         On September 24, 2002 Global Path Incorporated, a Delaware corporation (the "Company") entered into an Agreement and Purchase of Sale (the "Agreement") among the Company, acting for itself and on behalf of its wholly owned subsidiary to be formed (the "Purchaser"); the persons named in Section 1.02 of the Agreement (the "Shareholders"); and ipsh!net, Inc., a Delaware corporation (the "Selling Corporation").

         As provided for in the Agreement, the Purchaser, a newly formed wholly owned subsidiary of the Company, desires to acquire substantially all the properties and assets and the entire business and goodwill of Selling Corporation in exchange for cash, shares of the Company common stock, and the assumption by Purchaser of certain obligations and liabilities of Selling Corporation as hereinafter provided, and Selling Corporation desires to effect such exchange.

Item 7.  Financial Statements and Exhibits

   Financial Statements

         None

   Exhibits

         A - Agreement and Purchase of Sale (without exhibits and schedules) B - Press Release


                           Forward-Looking Statements

         The information in this Form 8-K includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. The Company includes this statement for the express purpose of availing itself of the protections of these safe harbor provisions with respect to all of the forward-looking statements the Company makes. The forward-looking statements in this Form 8-K reflect the Company's current views with respect to possible future events and financial performance. They are subject to certain risks and uncertainties, including without limitation the absence of significant revenues, financial resources, significant competition and those other risks and uncertainties discussed herein that could cause the Company's actual results to differ materially from its historical results or those that the Company hopes to achieve. In this Form 8-K, the words, "anticipates," "plans," "believes," "expects," "intends," "future" and similar expressions identify certain forward-looking statements. Please do not place undue reliance on the forward-looking statements contained in this Form 8-K. The Company undertakes no obligation to announce publicly revisions the Company may make to these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this Form 8-K. All written and oral forward-looking statements made subsequent to the date of this Form 8-K and attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  Global Path Incorporated



                  By: /s/Robert J. Kubbernus
                     ------------------------------------------------
                     Robert J. Kubbernus, President and Chief Executive Officer

Dated: October 9, 2002


                                    EXHIBIT A

                         AGREEMENT OF PURCHASE AND SALE

         THIS AGREEMENT OF PURCHASE AND SALE ("Agreement") dated as of September 24, 2002, among Global Path Incorporated, a corporation organized under the laws of Delaware with offices in Toronto, Ontario CANADA ("Global Path") acting for itself and on behalf of its wholly owned subsidiary to be formed (the "Purchaser"); the persons named in Section 1.02 herein (the "Shareholders"); and ipsh!net, Inc., a Delaware corporation with offices at 985 Howard Street, San Francisco, California 94103 (the "Selling Corporation").

         The Purchaser, a newly formed wholly owned subsidiary of Global Path, desires to acquire substantially all the properties and assets and the entire business and goodwill of Selling Corporation in exchange for cash, shares of Global Path common stock, and the assumption by Purchaser of certain obligations and liabilities of Selling Corporation as hereinafter provided, and Selling Corporation desires to effect such exchange.

I. Representations and Warranties of Selling Corporation and founding Shareholders, Nihal Mehta, Michael Jelley and Parijat Gandhi.

         Selling Corporation and Shareholders represent and warrant to the Global Path and Purchaser as follows:

                  1.01     Organization and Qualification

                           Selling Corporation has no subsidiary or affiliate
                  corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Exhibit A correctly sets forth as to Selling Corporation its place of organization, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting. Selling Corporation is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Selling Corporation is duly qualified to transact the business in which it is engaged and is in good standing as a foreign organization in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of the business makes such qualification necessary.

                  1.02     Capitalization

                           The authorized Common Stock of Selling Corporation
                  ("Selling Corporation Common Stock"), which is outstanding is validly authorized, validly issued, fully paid, and non-assessable, has not been issued and is not owned or held in violation of any preemptive right of any Shareholder, and is owned of record and beneficially by in the case of Selling Corporation in accordance with the following table:

                                        Richard Buchband                  62,500
                                        Amrik Chattha                    500,000
                                        Geetinder Chattha                 25,000
                                        David Goldes                     125,000
                                        Bruno Hertig                     500,000
                                        Andrew Mandala                   330,000
                                        Drew Mandala                     380,000
                                        Michael McRae                    250,000
                                        Laxmi Mehta                      500,000
                                        Ratnakar Mitra                   125,000
                                        Dinesh Patel                     562,500
                                        Scott Rhodenizer                 610,000
                                        Harvinder Sandhu                 125,000
                                        Jasdeep Sandhu                   125,000
                                        Jaz Sandhu                       250,000
                                        Mool Singhii                     125,000
                                        Matt Slingbaum                    50,000
                                        Geoff Wilcox                     250,000
                                        Nihal Mehta                    5,474,667
                                        Michael Jelley                 4,586,666
                                        Parijat Gandhi                 1,118,667
                                        Archie Elwell                    100,000
                                        Vijay Chattha                    100,000
                                        Gautam Anand                     200,000
                                        Tejas Patel                       25,000
                                        Nick Pahade                       25,000
                                                                     -----------
                                             TOTAL                    16,525,000

                  in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholder's agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any common stock of Selling Corporation or any security or other instrument convertible into, exercisable for, or exchangeable for common stock in Selling Corporation. There is outstanding no security or other instrument convertible into or exchangeable for a common stock in Selling Corporation. There are no other classes of capital stock outstanding.

                  1.03     Financial Condition

                           Selling Corporation has delivered to Global Path true
                  and correct consolidated balance sheets and the related consolidated statements of income, retained earnings and cash flow for the twelve month fiscal year ending July 31, 2002, initialed by the chief executive officer of Selling Corporation (the "Annual Financial Statements"). The Annual Financial Statements are sometimes referred to as the "Financial Statements". The Financial Statements present fairly the results of operations of Selling Corporation for the periods indicated; and each such statement presents fairly the information purported to be shown therein. The Financial Statements are correct and complete, and are in accordance with the books and records of Selling Corporation and was prepared in accordance with generally accepted accounting principles. Since July 31, 2002:

                                    (a) There has at no time been a material
                           adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Selling Corporation.

                                    (b) Selling Corporation has not authorized,
                           declared, paid, or effected any dividend, or liquidating or other distribution, in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Selling Corporation.

                                    (c)     The operations and business of
                           Selling Corporation have been conducted in all respects only in the ordinary course.

                                    (d) There has been no accepted purchase
                           order or quotation, arrangement, or understanding for future sale of the products or services of Selling Corporation which Selling Corporation, or any Shareholder expects will not be profitable.

                                    (e)     Selling Corporation has not
                           suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

                                    (f) Selling Corporation has not paid or
                           incurred any tax, other liability, or expense resulting from the preparation of, or the transactions contemplated by, this Agreement, it being understood that the Shareholders shall have paid or will pay all such taxes (including sales and use taxes resulting from this Agreement or the transactions contemplated hereby), liabilities, and expenses.

                           There is no fact known to Selling Corporation, or
                  Shareholders which materially adversely affects or in the future (as far as Selling Corporation, or any Shareholders can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Selling Corporation; provided, however, that Selling Corporation and Shareholders express no opinion as to political or economic matters of general applicability.

                  1.04     Tax and Other Liabilities

                           Selling Corporation has no liability of any nature,
                  accrued or contingent, including without limitation liabilities for federal, state, local, or foreign taxes and liabilities to customers or suppliers, other than the following:

                                    (a)     Liabilities for which full
                           provision has been made on the books and records of Selling Corporation and

                                    (b) Other liabilities arising since July 31,
                           2002 and prior to the Closing (as defined in Section 3.02) in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of Selling Corporation or Shareholders or any other provision of this Agreement.

                           Without limiting the generality of the foregoing, the
                  amounts set up as provisions for taxes on the books and records of Selling Corporation are sufficient for all accrued and unpaid federal, state, local, and foreign taxes of Selling Corporation, whether or not due and payable and whether or not disputed, under tax laws now in effect, for the period ended on such date and for all fiscal years prior thereto. Selling Corporation has filed all federal, state, local, and foreign tax returns required to be filed by them; have paid (or have established on the books and records of Selling Corporation a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable.

                  1.05     Litigation and Claims

                           There is no litigation, arbitration, claim,
                  governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to Selling Corporation, or Shareholders) with respect to Selling Corporation, Shareholders, or any of its or his business, properties, or assets. Selling Corporation is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Selling Corporation, or Shareholders is any union attempting to represent any employee of Selling Corporation as collective bargaining agent. Selling Corporation is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is Selling Corporation, or Shareholders required to take any action in order to avoid such violation or default.

                  1.06     Properties

                           Selling Corporation has good and marketable title in
                  fee simple absolute to the surface of all real properties and good title to all other properties and assets used in its business or owned by it (except such real and other properties and assets as are held pursuant to leases or licenses described in Exhibit B or C), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Exhibit D).

                                    (a) All inventory of Selling Corporation is
                           usable, and all inventory of finished goods is good and marketable, on a normal basis in the existing product lines of Selling Corporation. In no event do such inventories represent more than a month supply measured by the volume of sales or use for the year ended July 31, 2002. All inventory is merchantable and fit for the particular purpose for which it is intended.

                                    (b) Attached as Exhibit B is a true and
                           complete list of all real and other properties and assets owned, leased, or licensed by Selling Corporation (including inventory but not including Intangibles, as defined in Section 1.09). All real and other tangible properties and assets owned, leased, or licensed by Selling Corporation are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of Selling Corporation excepted).

                                    (c) No real property owned, leased,
                           licensed, or used by Selling Corporation lies in an area which is, or to the knowledge of Selling Corporation, or Shareholders will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business in which Selling Corporation is now engaged or the business in which it contemplates engaging.

                                    (d) The real and other properties and assets
                           (including intangibles and prepaid items) owned, leased, or licensed by Selling Corporation constitutes all such properties and assets which are necessary to the business of Selling Corporation as presently conducted or as it contemplates conducting.

                  1.07     Contracts and Other Instruments

                           Exhibit D accurately and completely sets forth the
                  information required to be contained therein with respect to Selling Corporation, and Shareholders, identifying whether the matter disclosed therein relates to Selling Corporation, or to Shareholders named therein. Selling Corporation has furnished to the Purchaser (a) the certificate of incorporation (or other charter document) and by-laws of Selling Corporation and all amendments thereto, as presently in effect, certified by the Secretary of the corporation and (b) the following, initialed by the chief executive officer of Selling
                  Corporation: (i) true and correct copies of all contracts, agreements, and instruments referred to in Exhibit D; (ii) true and correct copies of all leases and licenses referred to in Exhibit B or C; and (iii) true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings referred to in Exhibit
                  D. Neither Selling Corporation, Shareholders, nor (to the knowledge of Selling Corporation, or Shareholders) any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any material provision thereof, and each such contract, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. Each such supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither Selling Corporation, nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Selling Corporation enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Selling Corporation is not party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Selling Corporation. Selling Corporation has not engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, lease, license, arrangement, or understanding with, Shareholders, any employee of Selling Corporation or any director, officer or employee (except for employment agreements listed in Exhibit D and employment and compensation arrangements described in Exhibit E, in each case with such directors, officers, and employees who are not relatives or affiliates described in the next clause), any relative or affiliate of Shareholders or of any such director, officer, or employee, or any other corporation or enterprise in which Shareholders, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5 percent or greater equity or voting or other substantial interest, other than contracts and agreements listed and so specified in Exhibit D. The Common Stock ledgers and Common Stock transfer books and the minute book records of Selling Corporation relating to all issuances and transfers of Common Stock by Selling Corporation and all proceedings of the Shareholders and the Board of Directors and committees thereof of Selling Corporation since their respective organizations made available to the Purchaser's counsel are the original Common Stock transfer records, and minute book records of Selling Corporation or exact copies thereof. Selling Corporation is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or bylaws.

                  1.08     Employees

                           Selling Corporation has no, or contributes to, any
                  pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Exhibit E. Selling Corporation has furnished to the Purchaser true and correct copies initialed by the chief executive officer of Selling Corporation of all documents evidencing plans, obligations, or arrangements referred to in Exhibit E (or true and correct written summaries so initialed of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies so initialed of all documents evidencing trusts relating to any such plans.

                           Exhibit E also contains a true and correct statement
                  of the names, relationship with Selling Corporation, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended July 31, 2002 of each director, officer, or other employee of Selling Corporation designated by Purchaser to become an employee of Purchaser after the closing and his compensation for the fiscal year ended July 31, 2002. Since July 31, 2002, Selling Corporation has not changed the rate of compensation of any of its directors, officers, or employees, designated by Purchaser to become an employee of Purchaser after the Closing.

                  1.09     Patents, Trademarks, Business Name

                           Selling Corporation owns no or has pending, or is
                  licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing, together with the right to use the name ipsh!net, Inc., being herein called "Intangibles"), other than as described in Exhibit C, all of which are in good standing and uncontested. Exhibit C accurately sets forth with respect to Intangibles owned by Selling Corporation or by, where appropriate, a statement of cost, book value, and reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to Intangibles licensed by Selling Corporation from or to a third party, a description of such license. Neither Shareholders, any director, officer, or employee of Selling Corporation or of any relative or affiliate of Shareholders or of any such director, officer, or employee, nor any other corporation or enterprise in which Shareholders, any such director, officer, or employee, or any such relative or affiliate had or now has a 5 percent or greater equity or voting or other substantial interest, possesses any Intangible which relates to the business of Selling Corporation. There is no right under any Intangible necessary to the business of Selling Corporation as presently conducted or as it contemplates conducting, except such as are so designated in Exhibit C. Selling Corporation has not infringed, is infringing, or has received notice of infringement with asserted Intangibles of others. There is no infringement by others of Intangibles of Selling Corporation. There is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Selling Corporation, or of Purchaser.

                  1.10     Questionable Payments

                           Neither Selling Corporation, any director, officer,
                  agent, employee, or other person associated with or acting on behalf of Selling Corporation, nor Shareholders has, directly or indirectly: (a) used any corporation funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporation funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977; (d) established or maintained any unlawful or unrecorded fund of corporation monies or other assets; (e) made any false or fictitious entry on the books or records of Selling Corporation; (f) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; (g) given any favor or gift which is not deductible for federal income tax purposes; or (h) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

                  1.11     Authority to Sell

                           Selling Corporation, and Shareholders have all
                  requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporation proceedings of Selling Corporation have been duly taken to authorize the execution, delivery, and performance of this Agreement by Selling Corporation and (including, without limitation, action by Shareholders). This Agreement has been duly authorized, executed, and delivered by Selling Corporation, has been duly executed and delivered by Shareholders, constitutes the legal, valid, and binding obligation of Selling Corporation, and Shareholders, and is enforceable as to them in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Selling Corporation, or Shareholders for the execution, delivery, or performance of this Agreement by Selling Corporation, or Shareholders. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Selling Corporation, or Shareholders is a party, or to which it or he or any of its or his properties or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in Exhibit D as having been obtained at or prior to the date of this Agreement, true and correct copies of which, initialed by the chief executive officer of Selling Corporation, have been delivered to Global Path or the Purchaser); and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of Selling Corporation, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Selling Corporation, or Shareholders or to which any of their or his operations, business, properties, or assets are subject. Upon the Closing, Purchaser will have good and marketable title in fee simple absolute to the surface of all the real properties and good title to all other properties and assets used in the business of Selling Corporation or owned by Selling Corporation (except such real and other properties and assets as are held pursuant to leases or licenses described in Exhibits B and C), described in Exhibit B free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Exhibit D).

                           The references in this Section 1.11 to this Agreement
                  include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  1.12     Unregistered Securities

                           (a) Information on Company. Each Shareholder has been
                  furnished with and has read Global Path's Form 10-KSB, filed on September 28, 2001 and Global Path's Form 10-QSB filed on February 14, 2002 with the U.S. Securities and Exchange Commission (the "Commission") (collectively, with exhibits thereto, hereinafter referred to as the "Reports"). In addition, Each Shareholder has received from Global Path such other information concerning its operations, financial condition and other matters as Each Shareholder has requested, and considered all factors each Shareholder deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Other Written Information").

                           (b) Information about Subscriber. Each Shareholder is
                  an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable each Shareholder to utilize the information made available by Global Path to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Each Shareholder has the authority and is duly and legally qualified to purchase and own the Securities. Each Shareholder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.
                           (c) Exchange of Global Path Common Stock. On the
                  Closing Date, the Selling Corporation will exchange its properties and assets for Global Path Common Stock for the account of the Shareholders and not with a view to any distribution thereof.

                           (d) Compliance with Securities Act. Each Shareholder
                  understands and agrees that the Securities have not been registered under the Securities Act of 1933, as amended (the "1933 Act") by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

                           (e) Common Stock Legend.  The Common Stock shall
                  bear the following legend:

                                    "THE SHARES REPRESENTED BY THIS CERTIFICATE
                                    AND THE COMMON SHARES ISSUABLE UPON
                                    CONVERSION OF THE SHARES HAVE NOT BEEN
                                    REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                    AS AMENDED, OR APPLICABLE STATE SECURITIES
                                    LAWS. THIS SHARES AND THE COMMON SHARES
                                    ISSUABLE UPON CONVERSION OF THE SHARES MAY
                                    NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
                                    HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
                                    REGISTRATION STATEMENT AS TO THIS WARRANT
                                    UNDER SAID ACT AND APPLICABLE STATE
                                    SECURITIES LAWS OR AN OPINION OF COUNSEL
                                    REASONABLY SATISFACTORY TO GLOBAL PATH, INC.
                                    THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (f) Communication of Offer. The offer to exchange the
                  Common Stock was directly communicated to each Shareholder. At no time was each Shareholder presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

                           (g) Correctness of Representations. Each Shareholder
                  represents that the foregoing representations and warranties are true and correct as of the date hereof, must be true as of the date of Closing, and unless each Shareholder otherwise notifies Global Path prior to the Closing, shall be true and correct as of the date of Closing. The foregoing representations and warranties shall survive the Closing for a period of one year after the Closing but no further.

                  1.13     Completeness of Disclosure

                           No representation or warranty by Selling Corporation
                  or Shareholders in this Agreement contains or on the date of the Closing will contain any untrue statement of material fact or omits or on the date of the Closing will omit to state a material fact necessary to make the statements made not misleading,

II       Representations and Warranties of Purchaser

Purchaser commits to invest $1,200,000 fund ongoing operations of the New Company over the next three years, dispersed as set forth below or as mutually agreed upon by the parties on an ongoing basis.

(a)      $300,000 within the first sixty days.
(b)      $500,000 at 1 year anniversary of Closing.
(c)      $400,000 at 2 year anniversary of Closing.
(d)      any additional funding as required.

         The Purchaser and Global Path represents and warrants to Selling Corporation as follows:

                  2.01     Organization

                           The Purchaser is (or will be at the Closing) a
                  corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.

                  2.02     Validity of Shares

                           The shares of Global Path Common Stock to be
                  delivered to Selling Corporation pursuant to this Agreement, when issued in accordance with the terms and provisions of this Agreement, will be validly authorized, validly issued, fully paid and non-assessable.

                  2.03     Authority to Buy

                           Global Path has all requisite power and authority to
                  execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Purchaser. This Agreement has been duly authorized, executed, and delivered by Global Path for itself and on behalf of the Purchaser, is the legal, valid, and binding obligation of Global Path and the Purchaser, and is enforceable as to each in accordance with its terms.

                           2.04 Global Path SEC Filings. The Global Path SEC
                  Filings, copies of which have been furnished to each of the Shareholders, have been duly filed, were in substantial compliance with the requirements of their respective report forms, were complete and correct in all material respects as of the dates at which the information therein was furnished, as of such date, contained no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Global Path and the related notes and schedules included in the Global Path SEC Filings comply in all material respects with the requirements of the Exchange Act and present fairly the consolidated financial position in accordance with generally accepted accounting principles of GLOBAL PATH, as of the dates indicated, and the results of its operations and changes in financial position for the periods therein specified (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). Since the date of the filing with the SEC of GLOBAL PATH's most recent 10-Q, there has been no material adverse change in the financial condition or results of operations of GLOBAL PATH that has resulted in a Material Adverse Effect on GLOBAL PATH.]

2.05 Correctness of Representations. The Purchaser and Global Path represent that the foregoing representations and warranties are true and correct as of the date hereof, must be true as of the date of Closing, and unless each party otherwise notifies the Selling Corporation prior to the Closing, shall be true and correct as of the date of Closing. The foregoing representations and warranties shall survive the Closing for a period of one year after the Closing but no further.

III.     Exchange

         3.01_____Terms of Exchange

                  On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

                           (a) Selling Corporation shall sell, assign, transfer,
                  and convey to Purchaser at the Closing all properties and assets of Selling Corporation described in Exhibit B including the prepaid items, names, trademarks, contractual rights, books and records (other than Common Stock ledgers and Common Stock transfer books), business, and goodwill of Selling Corporation. The assets listed on Exhibit F are expressly excluded from such sale and conveyance (the "Excluded Assets"), and, in consideration therefore, Purchaser shall:

                                    (i)     Deliver at the Closing to Selling
                           Corporation certificates registered in the names and for the number of shares described in Exhibit Q,

                                    (ii) Deliver at the Closing to Selling
                           Corporation an Assignment and Assumption Agreement substantially in the form of Exhibit H.

                                    (iii) Assume at the Closing all obligations
                           and liabilities of Selling Corporation in connection with the agreements and the contracts to be assumed described in Exhibit D, except:
                                            (A) Any tax or other obligation or
                                    liability arising out of or based upon the transactions contemplated by this Agreement or incurred by Selling Corporation or any Shareholders by reason of the execution of this Agreement,

                                            (B) Any obligation or liability
                                    under any contract, agreement, instrument, lease, license, understanding, or arrangement which is assigned by Selling Corporation to Purchaser if (I) failure to obtain a required consent to assignment by Selling Corporation to Purchaser deprives the Purchaser of the enjoyment of any of Selling Corporation's rights thereunder,
                                    (II) that contract, agreement, instrument, lease, license, understanding or arrangement is not assigned by Selling Corporation to Purchaser as a result of Section 3.01(e) or otherwise, or (III) a party is in default thereunder, and

                                            (C) Any obligation or liability
                                    arising out of, based upon, or in connection with the Excluded Assets.

                                    (iv) Deliver at the Closing to Selling
                           Corporation the Royalty Agreement substantially in the form of Exhibit K.

                           (b) Except as set forth in Section 3.01(a)(iii), the
                  Purchaser shall not assume or be responsible for any obligation or liability of Selling Corporation of any nature, accrued or contingent.

                           (c) The consideration paid by Purchaser shall be
                  allocated among Selling Corporation's assets as set forth in Exhibit G.

                           (d) With respect to any properties or assets sold
                  hereunder that cannot be physically delivered to Purchaser because they are in the possession of third parties, or otherwise, Selling Corporation and Shareholders shall give irrevocable instructions to the party in possession thereof, if such be the case, with copies to the Purchaser, that all right, title, and interest therein have been vested in Purchaser and that the same are to be held for Purchaser's exclusive use and benefit.

                           (e) To the extent that the assignment by Selling
                  Corporation to Purchaser of any contract, agreement, lease, license, instrument, understanding, or arrangement to be assigned to Purchaser hereunder shall require the consent of a party other than Selling Corporation or Shareholders which has not been obtained by the Closing and if the Purchaser shall nevertheless elect to consummate the transactions contemplated by this Agreement, this Agreement shall not constitute an agreement to assign the same if an attempted assignment without such consent would constitute a breach thereof unless the Purchaser before, at, or after the Closing elects in a writing delivered to Shareholders, specifically identifying such absent consent, to waive such consent. Nothing in this
                  Section 3.01(e) regarding such non-assignment or such election shall limit any rights the Purchaser may have against Selling Corporation or Shareholders as a result of the failure to obtain such consent.

         3.02_____Closing

                  The Closing of the transactions contemplated by Section 3.01(a)(i), 3.01(a)(ii) and 3.01(a)(iii) shall take place at the offices of Sonfield and Sonfield, 770 South Post Oak Lane, Suite 435, Houston, Texas 77056, at 10:00 A.M., local time, on the fifth business day after the last to occur of: (i) receipt of the consents described in Section 4.14, or (ii) December 31, 2002. The Closing may occur at such different place, such different time, or such different date or a combination thereof as Global Path and Selling Corporation agree in writing. The Closing of the transactions contemplated by Sections 3.01(a)(i), 3.01(a)(ii) and 3.01(a)(iii) is herein called the "Closing." If the Closing shall not take place by December 31, 2002, then the parties not at fault shall, in addition to all other rights and remedies available at law or in equity against the defaulting parties, have the right to cancel and terminate this Agreement.

         3.03_____Transactions at Closing

                  The following transactions shall take place at the Closing:

                           (a) Selling Corporation and Shareholders shall
                  deliver to Purchaser all such warranty deeds in form for recording, bills of sale, assignments, evidence of consent, and certificates representing all securities (in each case duly endorsed in blank or accompanied by stock or other powers duly endorsed in blank, with signatures guaranteed by a commercial bank or a member firm of the New York Stock Exchange, Inc., and with all stock transfer and any other required documentary stamps affixed thereto), and other instruments or documents as in the opinion of counsel to the Purchaser may be necessary or desirable to evidence or perfect the sale, assignment, transfer, and conveyance of good and marketable title in fee simple absolute to all real properties and of good title to all other properties and assets to be sold to Purchaser or its affiliates by Selling Corporation hereunder, in each case free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Exhibit D).

                           (b) Purchaser shall deliver to Selling Corporation
                  one or more certificates representing the shares of Global Path Common Stock which Purchaser has agreed to deliver pursuant to Section 3.01(a)(i).

                           (c)      Purchaser shall deliver to Selling
                  Corporation the Assignment and Assumption Agreement described in Section 3.01(a)(ii).

                           (d) Purchaser shall deliver to Selling Corporation an
                  instrument of assumption of the obligations and liabilities of Selling Corporation which Purchaser has agreed to assume pursuant to Section 3.01(a)(iii), substantially in the form of Exhibit H. In addition, Purchaser shall deliver a specific instrument of assumption of any contractual obligation of Selling Corporation which Purchaser has agreed to assume pursuant to Section 3.01(a)(iii) if a party thereto (other than Selling Corporation or Shareholders) shall condition the assignment thereof to Purchaser on receipt of such specific instrument.

                           (e) Purchaser shall deliver to Selling Corporation
                  the Royalty Agreement that Purchaser has agreed to execute pursuant to Section 3.01(a)(iv) substantially in the form of Exhibit K.

         3.04_____RESERVED.

         3.05_____Indemnity Against Liabilities

                  (a) Selling Corporation and Shareholders agree to indemnify and hold harmless Global Path and the Purchaser, their respective officers, directors, employees and shareholders ("Indemnities") against and in respect of any and all

                           (i) Claims, suits, actions, proceedings (formal or
                  informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of counsel chosen by any Indemnitee) as and when incurred arising out of or based upon
                  (A) any breach of any representation, warranty, covenant, or agreement of Selling Corporation, or Shareholders contained in this Agreement, (B) any obligation or liability of any nature, accrued or contingent, not assumed by the Purchaser in accordance with Section 3.01(a)(iii);

                           (ii) Claims suits, actions, and proceedings (formal
                  or informal) of persons or entities other than the Purchaser and related judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of counsel chosen by any Indemnitee) as and when incurred arising out of or based upon the conduct of the business of Selling Corporation prior to the Closing.

                  (b) The Purchaser or another Indemnitee shall give Shareholders prompt notice of any claim asserted or threatened against any Indemnitee on the basis of which such Indemnitee intends to seek indemnification from Selling Corporation or Shareholders as herein provided (but the obligations of Selling Corporation and Shareholders under this Section 3.05 shall not be conditioned upon receipt of such notice).

         3.06_____Right of Purchaser to Withhold Future Payments

                  Without limiting such other rights as the Indemnitees may have, if, prior to the time all cash or checks are delivered pursuant to Sections 3.01(a)(i) and 3.01(a)(ii), the Purchaser has learned of a breach of any representation, warranty, covenant, or agreement of Selling Corporation or Shareholders contained in this Agreement, the Purchaser in its discretion can by written notice to Shareholders deduct from the amount of the cash or checks otherwise deliverable by Purchaser at such time an amount the value of which is equal to the aggregate of (a) the amount necessary to cure or make whole such breach and (b) the amount of losses, deficiencies, damages, and legal and other expenses (including legal fees and expenses of counsel chosen by any Indemnitee) incurred or demonstrably in prospect of being incurred by any Indemnitee in connection with claims, suits, actions, proceedings (formal or informal), investigations, judgments, or settlements as a result of, or to remedy a situation or circumstance caused by, such breach.

IV.      Conditions to Obligations of Purchaser

         The obligations of the Purchaser under this Agreement are subject, at the option of the Purchaser, to the following conditions:

                  4.01     Accuracy of Representations and Compliance With
          Conditions

                           All representations and warranties of Selling
                  Corporation, or Shareholders contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Selling Corporation, or Shareholders and regardless of knowledge or lack thereof on the part of Selling Corporation, or Shareholders or changes beyond their or his control, as of the Closing, Selling Corporation and Shareholders shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement; and the Purchaser shall have received certificates signed by the chief executive officer of Selling Corporation and by the shareholders dated the date of the Closing to that effect, substantially in the form of Exhibits I and J, respectively.

                  4.02     Officers' Certificate Concerning Authority

                           Selling Corporation and Shareholders shall have
                  delivered to Global Path or the Purchaser on the date of the Closing a certificate signed by the Chief Executive Officer of Selling Corporation, dated as of the Closing date, in form and substance satisfactory to counsel for the Purchaser, that:

                                    (a) Selling Corporation, is validly existing
                           and in good standing under the laws of its state of incorporation with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged.

                                    (b) The authorized and outstanding Common
                           Stock of Selling Corporation is as set forth in
                           Section 1.02 of this Agreement; and all the outstanding Common Stock of Selling Corporation are validly authorized, validly issued, and fully paid.

                                    (c)     The ownership by Selling
                            Corporation is as set forth in Exhibit A to this Agreement.

                                    (d) All necessary corporation proceedings of
                           Selling Corporation have been duly taken to authorize the execution, delivery, and performance of this Agreement by Selling Corporation.

                                    (e) Selling Corporation has all requisite
                           power and authority to execute, deliver, and perform this Agreement, Shareholders have all requisite power and authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, executed, and delivered by Selling Corporation, has been duly executed and delivered by the Shareholders, constitutes the legal, valid, and binding obligation of Selling Corporation and Shareholders, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to Selling Corporation and Shareholders in accordance with its terms.

                                    The references in this Section 4.02(e) to
                           this Agreement include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                                    (f) The execution, delivery, and performance
                           of this Agreement by Selling Corporation will not violate or result in a breach of any term of Selling Corporation's certificate of incorporation or of its by-laws; and the execution, delivery, and performance of this Agreement by Selling Corporation and Shareholders will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any terms of any agreement to which either the Selling Corporation, or Shareholders are a party.

                                    The references in this Section 4.02(f) to
                           this Agreement include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                                    (g) After reasonable investigation, the
                           Chief Executive Officer of the Selling Corporation has no actual knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal which is required of Selling Corporation, or Shareholders for the execution, delivery, or performance of this Agreement by Selling Corporation or Shareholders.

                                    The references in this Section 4.02(g) to
                           this Agreement include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                                    (h) After reasonable investigation, the
                           Chief Executive Officer of the Selling Corporation has no actual knowledge of any litigation, arbitration, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to Selling Corporation, or Shareholders, or any of its or his respective business, properties, or assets that (i) can reasonably be expected to result in any materially adverse change in the financial condition, results of operations, business, properties, liabilities, or future prospects of Selling Corporation taken as a whole or (ii) seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto, except as disclosed in this Agreement.

                  4.03     Accountants' Letter

                           Selling Corporation shall have delivered to Global
                  Path on the date of the Closing, a letter from the Auditors, dated as of such date, addressed to Global Path and the Purchaser, in form and substance satisfactory to Global Path, stating in effect:

                                    (a) that they are, and during the period
                           covered by their report(s) relating to the Financial Statements referred to in Section 1.03 and Section
                           3.04 they were, independent certified public accountants with respect to Selling Corporation within the meaning of the Securities Act and the rules and regulations thereunder; and

                                    (b) that, on the basis of procedures (but
                           not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited consolidated interim financial statements of Selling Corporation (which shall cover a period ending not more than _90__ days prior to the Closing) a reading of the latest available minutes of the meetings of the Shareholders and Board of Directors of Selling Corporation and committees of the Board, inquiries to certain officers, directors and other employees of Selling Corporation responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that:

                                            (i) the unaudited consolidated
                                    financial statements of Selling Corporation referred to in Section 1.03 and Section 3.04 were not prepared in accordance with generally accepted accounting principles consistent in all respects with those followed in the preparation of the audited consolidated financial statements of Selling Corporation referred to therein, or are not a fair presentation of the information purported to be shown;

                                            (ii) there was any change in the
                                    capital stock or debt of Selling Corporation or any decrease in the net current assets of stockholders' equity of Selling Corporation as of a specified date not more than five business days prior to the date of such letter each as compared with the amounts shown in the Financial Statements referred to in Section 1.03 and Section 3.04, other than as disclosed in this Agreement or any change or decrease (which shall be set forth in such letter) which Global Path in its sole discretion shall accept, or

                                            (iii) there was any decrease in
                                    consolidated net sales or net earnings of Selling Corporation during the period from July 31, 2002 to a specified date not more than five business days prior to the date of such letter, each as compared with the corresponding period in the year prior to the year 2002, other than as disclosed in this Agreement or any decrease (which shall be set forth in such letter) which Global Path in its sole discretion shall accept.

                  4.04     Other Closing Documents

                           Selling Corporation shall have delivered to Global
                  Path or the Purchaser at or prior to the Closing such other documents (including certificates of officers of Selling Corporation) as Global Path or the Purchaser may reasonably request in order to enable Global Path or the Purchaser to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                  4.05     Review of Proceedings

                           All actions, proceedings, instruments, and documents
                  required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Sonfield and Sonfield, counsel to the Purchaser, and Selling Corporation and Shareholders shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

                           The references in this Section 4.05 to this Agreement
                  include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  4.06     Legal Action

                           There shall not have been instituted or threatened
                  any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

                           The references in this Section 4.06 to this Agreement
                  include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  4.07     No Governmental Action

                           There shall not have been any action taken, or any
                  law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of the Global Path, (a) makes any of the transactions contemplated by this Agreement illegal, (b) results in a delay in the ability of the Global Path to consummate any of the transactions contemplated by this Agreement, (c) requires the divestiture by the Global Path of a material portion of the business of either the Global Path and its subsidiaries taken as a whole, or of Selling Corporation taken as a whole, (d) imposes material limitations on the ability of the Purchaser effectively to exercise full rights of ownership with respect to the properties and assets purported to be sold pursuant to this Agreement, or (e) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to the Global Path of the transactions contemplated by this Agreement.

                           The references in this Section 4.07 to this Agreement
                  include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  4.08     Approval of Selling Corporation's Shareholders

                           The consummation of the transactions contemplated by
                  this Agreement, including the change of the name of Selling Corporation contemplated by Section 4.22, shall have been approved at or before the Closing by the affirmative vote of the holders of not less than two-thirds of Selling Corporation common stock.

                  4.09     [RESERVED]

                  4.10     Listing

                           At the time of Closing, the National Association of
                  Securities Dealers, Inc. shall have authorized
                 quotation of the Common Stock on the Electronic Bulletin Board.

                  4.11     [RESERVED]

                  4.12     Hart-Scott-Rodino Waiting Period

                           All applicable waiting periods in respect of the
                  transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired at or prior to the Closing.

                  4.13     [RESERVED]

                  4.14     Contractual Consents Needed

                           The parties to this Agreement shall have obtained at
                  or prior to the Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of their respective businesses, properties, or assets are subject.

                  4.15     Other Agreements

                           Any and all agreements to be signed after this
                  Agreement is executed but before the Closing shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, shall be in full force, valid and binding upon the parties thereto, and enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in violation of or in default in complying with any material provision thereof.

                  4.16     Sales, Net Income and Net Worth

                            (a) Auditors shall, at the sole cost and expense of
                  Global Path, conduct a review of the consolidated financial statements of Selling Corporation as of the date no earlier than 30 days prior to the Closing and for the period beginning January 1, 1994 and then ended and shall submit to Global Path and Selling Corporation a report of those Auditors setting forth the consolidated net sales and consolidated net income of Selling Corporation for such interim period and the stockholders' equity of Selling Corporation as of such date. Such report shall be prepared in accordance with generally accepted accounting principles in effect of the date hereof applied consistently with the Financial Statements referred to in Section 1.03, except:

                                    (i) Irrespective of any reevaluation or
                           other occurrence, the depreciable assets of Selling Corporation shall continue to be depreciated on the basis of their historical costs and presently assigned useful lives;

                                    (ii)    The inventory of Selling
                           Corporation shall continue to be expressed on the basis of first in first out accounting;

                                    (iii)   Proceeds from the sale or
                           liquidation of any assets of Selling Corporation shall not be deemed sales of Selling Corporation;

                                    (iv) All sales of products or services by
                           Selling Corporation to Shareholders, or to any affiliate of Selling Corporation, or of Shareholders shall be deemed made at a price no higher than that being charged to nonaffiliated parties purchasing comparable quantities on comparable terms; and

                                    (v) Notwithstanding any change in the
                           operating procedures of Selling Corporation, no change shall be made in the accounting principles utilized by Selling Corporation for the recognition of revenues and earnings in the preparation of the Financial Statements referred to in Section 1.03.

                  4.17     [RESERVED]

                  4.18     [RESERVED]

                  4.19     Release of Guarantees

                           Shareholders have been released at or prior to the
                  Closing from the guarantees of those obligations of Selling Corporation listed in Exhibit L.

                  4.20     [RESERVED]

                  4.21     Investment by Others

                           No offer shall have been publicly proposed or made by
                  any other party to purchase the Common Stock of Selling Corporation or otherwise to acquire the assets of Selling Corporation.

                  4.22     Change of Name

                           Selling Corporation shall have changed its name to
                  any name not containing either the words "_Global Mobility_" or words similar to or susceptible of confusion with the words "__Global Path _____" or any combination or abbreviation thereof, by appropriate amendment to its certificate of incorporation (or other charter document).

                  4.23     [RESERVED]

                  4.24     Personnel

                           The individuals set forth on Exhibit E designated by
                  Purchaser to become employees of Purchaser shall at the Closing be actively engaged in the performance of their existing duties for Selling Corporation, shall have executed employment agreements in the form of Exhibit R and shall not have evidenced any intention not to engage in comparable employment with Purchaser after the Closing.

                  4.25     [RESERVED]

                  4.26     Releases

                           The Purchaser shall have received at or prior to the
                  Closing from each person who is, who before the Closing becomes, or who at any time between that date which is one year prior to the date this Agreement is executed and the date this Agreement is executed was, a officer or director of Selling Corporation a release, dated the date of the Closing, substantially in the form of Exhibit N.

                  4.27     Shareholders' Non-competition Agreement

                           The Purchaser shall have received at or prior to the
                  Closing from each person who is, who before the Closing becomes, or who at any time between that date which is one year prior to the date this Agreement is executed and the date this Agreement is executed was, an officer or director of Selling Corporation an agreement not to compete, substantially in the form of Exhibit O.

                  4.28     Shareholders' Confidentiality Agreement

                           The Purchaser shall have received at or prior to the
                  Closing from each person who is, who before the Closing becomes, or who at any time between that date which is one year prior to the date this Agreement is executed and the date this Agreement is executed was, an officer or director of Selling Corporation an agreement to keep confidential certain data, substantially in the form of Exhibit P.

V.       Conditions to Obligations of Selling Corporation and Shareholders

         The obligations of Selling Corporation and Shareholders under this Agreement are subject, at the option of Selling Corporation and Shareholders, to the following conditions:

                  5.01     Accuracy of Representations and Compliance with
          Conditions

                           All representations and warranties of Purchaser
                  contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Purchaser and regardless of knowledge or lack thereof on the part of Purchaser or changes beyond its control; as of the Closing Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before such time by this Agreement.

                  5.02     Opinion of Counsel

                           Purchaser shall have delivered to the Selling
                  Corporation and Shareholders on the date of the Closing the opinion of Sonfield and Sonfield, counsel to Purchaser, dated as of the Closing date, in form and substance satisfactory to counsel for the Selling Corporation and Shareholders, to the effect that:

                                    (a) Purchaser is a corporation validly
                           existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged.

                                    (b) All necessary proceedings of Purchaser
                           have been duly taken to authorize the execution, delivery, and performance of this Agreement by Purchaser.

                                    (c) Purchaser has all requisite corporate
                           power and authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, executed, and delivered by Purchaser, constitutes the legal, valid, and binding obligation of Purchaser, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to Purchaser in accordance with its terms.

                                    (d) The execution, delivery, and performance
                           of this Agreement by Purchaser will not violate or result in a breach of any term of Purchaser's certificate of incorporation or by-laws; and the execution, delivery, and performance of this Agreement by Purchaser will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any terms of any agreement to which the Purchaser is a party.

                                    (e) After reasonable investigation, such
                           counsel has no actual knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal which is required of Purchaser for the execution, delivery, or performance of this Agreement by Purchaser.

                                    (f) After reasonable investigation, such
                           counsel has no actual knowledge of any litigation, arbitration, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to Purchaser, or any of its or his business, properties, or assets that (i) can reasonably be expected to result in any materially adverse change in the financial condition, results of operations, business, properties, liabilities, or future prospects of Purchaser taken as a whole or
                           (ii) seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto, except as disclosed in this Agreement.

                  5.03     Other Closing Documents

                           Purchaser shall have delivered to the Selling
                  Corporation at or prior to the Closing such other documents (including certificates of the chief executive officer of Purchaser) as the Selling Corporation or Shareholders may reasonably request in order to enable the Selling Corporation or Shareholders to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                  5.04     Review of Proceedings

                           All actions, proceedings, instruments, and documents
                  required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to the Selling Corporation and Shareholders, and Purchaser shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

                           The references in this Section 5.04 to this Agreement
                  include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  5.05     Legal Action

                           There shall not have been instituted or threatened
                  any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

                           The references in this Section 5.05 to this Agreement
                  include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  5.06     Hart-Scott-Rodino Waiting Period

                           All applicable waiting periods in respect of the
                  transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired at or prior to the Closing.

                  5.07     Other Agreements

                           Any and all agreements to be signed after this
                  Agreement is executed but before the Closing shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, shall be in full force, valid and binding upon the parties thereto, and enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in violation of or in default in complying with any material provision thereof.

VI.      Covenants and Agreements of Selling Corporation and Shareholders

         Selling Corporation and Shareholders covenant and agree as follows:

                  6.01     Access

                           Selling Corporation will afford, and Shareholders
                  will cause Selling Corporation to afford, the officers, employees, counsel, agents, accountants, and other representatives of the Purchaser and its lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of Selling Corporation, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the Purchaser with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Selling Corporation as the Purchaser from time to time may request.

                  6.02     Conduct of Business

                           Selling Corporation will, and Shareholders will cause
                  Selling Corporation, to conduct their affairs so that at the Closing no representation or warranty of Selling Corporation or Shareholders will be inaccurate, no covenant or agreement of Selling Corporation or Shareholders will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Selling Corporation or Shareholders. Except as otherwise requested by the Purchaser in writing, until the Closing or the earlier rightful termination of this Agreement, Selling Corporation will, and Shareholders will cause Selling Corporation, to use their best efforts to preserve the business operations of Selling Corporation to keep available the services of their present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Selling Corporation, and to preserve the goodwill of their suppliers, customers, and others having business relations with any of them. Until the Closing or earlier rightful termination of this Agreement, Selling Corporation will, and Shareholders will cause Selling Corporation, to conduct their business and operations in all respects only in the ordinary course.

                  6.03     Advice of Changes

                           Until the Closing or the earlier rightful termination
                  of this Agreement, Selling Corporation and Shareholders will immediately advise the Purchaser in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which any of them obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or an Exhibit hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

                           The references in this Section 6.03 to this Agreement
                  include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  6.04     [RESERVED]

                  6.05     Public Statements

                           Before Selling Corporation or Shareholders shall
                  release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, they shall cooperate with the Purchaser, shall furnish drafts of all documents or proposed oral statements to the Purchaser for comments, and shall not release any such information without the written consent of the Purchaser. Nothing contained herein shall prevent Selling Corporation or Shareholders from furnishing any information to any governmental authority if required to do so by law.

                           The references in this Section 6.05 to this Agreement
                  include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  6.06     Other Proposals

                           Until the Closing or earlier rightful termination of
                  this Agreement, Selling Corporation and Shareholders shall not, and shall neither authorize nor permit any employee, counsel, agent, investment banker, accountant, or other representative of any of them, directly or indirectly, to: (a) initiate contact with any person or entity in an effort to solicit any Purchase Proposal (as such term is defined in this Section 6.06); (b) cooperate with, or furnish or cause to be furnished any non-public information concerning the business, properties, or assets of Selling Corporation to, any person or entity in connection with any Purchase Proposal; (c) negotiate with any person or entity with respect to any Purchase Proposal; or (d) enter into any agreement or understanding with the intent to effect a Purchase Proposal. Selling Corporation and Shareholders will immediately give written notice to the Purchaser of the details of any Purchase Proposal of which any of them becomes aware, As used in this
                  Section 6.06, "Purchase Proposal" shall mean any proposal, other than as contemplated by this Agreement, (e) for a merger, consolidation, reorganization, or other business combination involving Selling Corporation, for the acquisition of any interest in the equity of Selling Corporation, for the acquisition of the right to cast any votes on any matter with respect to Selling Corporation, or for the acquisition of a substantial portion of any of their respective assets other than in the ordinary course of their respective businesses or
                  (f) the effect of which may be to prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to the Purchaser of the transactions contemplated by this Agreement.

                           The references in this Section 6.06 to this Agreement
                  include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  6.07     Bulk Sales

                           If any person shall assert a claim arising out of the
                  waiver by Purchaser of any applicable bulk sales law, Selling Corporation, and Shareholders will indemnify and hold harmless Purchaser, the officers, directors and stockholders of Purchaser, and their respective, affiliates, directors, officers, agents, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or
                  Section 20(1) of the Securities Exchange Act of 1934 (collectively, "Indemnitees" and individually "Indemnitee") against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of attorneys chosen by any Indemnitee) as and when incurred arising out of or based upon such claim by such person, and Selling Corporation, and Shareholders shall at their sole expense defend any and all suits, actions, proceedings (formal or informal), or investigations involving such claim that may at any time be brought against any Indemnitee and satisfy promptly any settlement or judgment arising therefrom; but if Selling Corporation, and Shareholders fail to defend such suit, action, proceeding, or investigation in a timely manner, the Purchaser or any Indemnitee made a defendant therein or a party thereto shall have the right to defend and settle the same and pay any judgment or settlement pertaining thereto as it or he may reasonably deem appropriate at the cost and expense of Selling Corporation, and Shareholders.

                  6.08     Consents Without Any Condition

                           Selling Corporation and Shareholders shall not make
                  any agreement or understanding not approved in writing by the Purchaser as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement, whether pursuant to Section 4.08, 4.09, 4.10, 4.11, or 4.14, or otherwise.

                           The references in this Section 6.08 to this Agreement
                  include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  6.09     Release by Shareholders

                           If the Closing takes place, effective immediately
                  after the Closing, Shareholders fully and unconditionally release and discharge all claims and causes of action which they or their respective heirs, personal representatives, in the case of Shareholders, or successors or assigns, in the case of ever had, now have, or hereafter may have against the properties and assets acquired by Purchaser from Selling Corporation.


                  6.10     Non-competition

                           If the Closing takes place, Selling Corporation, and
                  the Founding Shareholders (Nihal Mehta, Michael Jelley and Parijat Gandhi) agree, in consideration of the obligations of the Purchaser hereunder:

                                    (a)     For a period of five (5) years
                              after the date of the Closing, they will not:

                                            (i) Compete with or be engaged in
                                    the same business as, or Participate In (as hereinafter defined in this Section 6.10) any other business or organization which at any time during the five-year period after the date of the Closing competes with or is engaged in the same business as, that entity which operates the business acquired under this Agreement, with respect to any product or service sold or activity engaged in up to the time of the Closing in North America or any geographical area in which at the time of the Closing such product or service is sold or activity engaged in by Selling Corporation or

                                            (ii) Participate In any other
                                    business or organization which at any time during the five-year period after the date of the Closing uses a name containing either the words "_Global Mobility_____" or words similar to or susceptible of confusion with the words "__Global Path ___" or any combination or abbreviation thereof,

                                    (b) They will not directly or indirectly
                           reveal the name of, solicit or interfere with, or endeavor to entice away from that entity which operates the business acquired under this Agreement, any of its suppliers, customers, or employees; and

                                    (c) They will not directly or indirectly
                           employ in North America, any person who, at any time up to the date of the Closing, was an employee of Selling Corporation, or the Purchaser within a period of five years after such person leaves the employ of such corporation.

                           As used in this Section 6.10, "Participate In" shall
                  mean "directly or indirectly, for its or his own benefit or for, with, or through any other person or entity, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of its or his name in."

                           Selling Corporation and Founding Shareholders (Nihal
                  Mehta, Michael Jelley and Parijat Gandhi) agree that the provisions of this Section 6.10 are necessary and reasonable to protect that entity which operates the business acquired under this Agreement and the Purchaser in the conduct of their businesses. If any restriction contained in this Section 6.10 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

                  6.11     Future Name

                           Selling Corporation and Shareholders will not, and
                  Shareholders will cause Selling Corporation not to, use or adopt, or cause or give permission to any person or entity to use or adopt, a name containing the words "__Global Mobility____" or words similar to or susceptible of confusion with the words "_Global Path____" or any combination or abbreviation thereof.

                  6.12     File Tax Return

                           If the Closing takes place, Selling Corporation
                  agrees to file, within the time allowed by law, all federal, state, local, and foreign tax returns with the appropriate jurisdictions, for the period August 1, 2002 through the date of the Closing, to include therein all information required to be contained therein relating to Selling Corporation for such period, and to pay all taxes, interest, and penalties with respect to Selling Corporation for such period in a manner consistent with the allocation of the consideration paid by Purchaser made pursuant to Section 3.01(c).

                  6.13     Voting by Shareholders

                           The Shareholders agree that until the Closing or
                  earlier rightful termination of this Agreement, they will vote all their respective interests in Selling Corporation which they are entitled to vote against:

                                    (a)     Any merger, consolidation,
                         reorganization, or other business combination involving
                           Selling Corporation;

                                    (b)     Any sale of assets of Selling
                    Corporation, except as contemplated by this Agreement or in the ordinary course of business;

                                    (c) Any issuance of any Common Stock of
                           Selling Corporation, any option, warrant, or other right calling for the issuance of any such interest, or any security convertible into or exchangeable for any such interest;

                                    (d)     Any authorization of any other
                            class of Common Stock of Selling Corporation;

                                    (e)     The amendment of the certificate of
                            incorporation (or other organizational document) of
                           Selling Corporation; or

                                    (f) Any proposition the effect of which may
                           be to inhibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to the Purchaser of the transactions contemplated by this Agreement.

                           The references in this Section 6.13 to this Agreement
                  include any other document executed by Selling Corporation, or relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

VII.     Covenants and Agreements of Purchaser

         The Purchaser covenants and agrees as follows:

         _________7.01     Confidentiality

                           Purchaser shall insure that all confidential
                  information which Purchaser, any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Selling Corporation, any affiliate of any of them, or any customer or supplier of any of them or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Closing in the business and for the benefit of Selling Corporation, in each case without the prior written consent of the Selling Corporation and Shareholders; provided, however, that the restrictions of this sentence shall not apply (a) after this Agreement is rightfully terminated, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Selling Corporation, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by Selling Corporation, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (b) as may otherwise be required by law, (c) as may be necessary or appropriate in connection with the enforcement of this Agreement, (d) to disclosure by or on behalf of the Purchaser to existing lenders or to others whose consent may be required or desirable in connection with obtaining the financing or consents which are required or desirable to consummate the transactions contemplated by this Agreement, or (e) to the extent such information shall have otherwise become publicly available. Selling Corporation and Shareholders shall, and shall cause all other such persons and entities to, deliver to the Purchaser all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at the Closing or the earlier rightful termination of this Agreement.

                  7.02     Bulk Sales

                           The Purchaser hereby waives compliance by Selling
                  Corporation with the provisions of any applicable bulk sales laws.

                  7.03     [RESERVED]

VIII.    Miscellaneous

                  8.01     Brokerage Fees

                           If any person shall assert a claim to a fee,
                  commission, or other compensation or account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of any of the transactions contemplated by this Agreement, Selling Corporation and Shareholders shall (subject to the next sentence) indemnify and hold harmless the Indemnitees against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of attorneys chosen by any Indemnitee) as and when incurred arising out of or based upon such claim by such person, and Selling Corporation and Shareholders shall at their sole expense defend any and all suits, actions, proceedings (formal or informal), or investigations involving such claim that may at any time be brought against any Indemnitee and satisfy promptly any settlement or judgment arising therefrom; but if Selling Corporation and Shareholders fail to defend such suit, action, proceeding, or investigation in a timely manner, the Purchaser or any Indemnitee made a defendant therein or a party thereto shall have the right to defend and settle the same and pay any judgment or settlement pertaining thereto as it or he may reasonably deem appropriate at the cost and expense of Selling Corporation and Shareholders. If, however, it is ultimately determined in any such suit, action, or proceeding (in which the Purchaser and all Indemnitees made a defendant therein or a party thereto were afforded the opportunity to have their counsel participate in the defense) that the Purchaser or any Indemnitee made a defendant therein or a party thereto was the sole employer of such broker or finder or services were performed solely for the Purchaser or any Indemnitee made a defendant therein or a party thereto, then Selling Corporation and Shareholders shall not be responsible under this Section
                  8.01 and amounts theretofore paid by them by reason of this
                  Section 8.01 shall be reimbursed by the Purchaser or the Indemnitee, as the case may be, who was the sole employer.

                           The references in this Section 8.01 to this Agreement
                  include any other document executed by Selling Corporation, or Shareholders relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  8.02     Further Actions

                           At any time and from time to time, each party agrees,
                  at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

                  8.03     Availability of Equitable Remedies

                           Since a breach of the provisions of this Agreement
                  could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

                  8.04     Survival

                           The covenants, agreements, representations, and
                  warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of the purchase price by the Purchaser, irrespective of any investigation made by or on behalf of any party. The statements contained in any other document executed by Selling Corporation, or Shareholders relating hereto or thereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of Selling Corporation, or Shareholders pursuant hereto or thereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of Selling Corporation and Shareholders hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with the transactions contemplated hereby or thereby).

                  8.05     Appointment of Agent

                           Nihal Mehta will be the representative (the
                  "Representative") of the interests of all Shareholders (in the event these are Shareholders other than himself) for all purposes of this Agreement. Without giving notice to other Shareholders, the Representative shall have full and irrevocable authority on behalf of Shareholders (a) to deal with the other parties to this Agreement, (b) to accept and give notices and other communications relating to this Agreement, (c) to settle any dispute relating to the terms of this Agreement, (d) to waive any condition to the obligations of all Shareholders found in this Agreement, (e) to modify or amend this Agreement except with respect to the purchase price to be received by a Shareholders, (f) to execute any instrument or document that the Representative may determine is necessary or desirable in the exercise of his authority under this Section 8.05, and (g) to act in connection with all matters relating to this Agreement and the transactions contemplated hereby. In the event of the refusal or inability to serve, death, incapacity, or resignation for any reason of the Representative, Selling Corporation will select another person to become his successor, with all the powers and irrevocable authority of the Representative, and with full power of substitution.

                  8.06     Modification

                           This Agreement and the Exhibits hereto set forth the
                  entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 8.04), supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party (except as provided in Section 8.05).

                  8.07     Notices

                           Subject to Section 8.05, any notice or other
                  communication required or permitted to be given thereunder shall be in writing and shall be mailed by certified mail, return receipt requested or delivered against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8.07) with a copy to each of the other parties hereto. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof.

                           If to Purchaser: Global Path Incorporated
                                            5th Floor, 2 Toronto Street
                                            Toronto, Ontario M5C 2B6
                                            CANADA
                                            Attn: Robert J. Kubbernus, President

                           with a copy to:  Robert L. Sonfield, Jr., Esq.
                                            Sonfield and Sonfield
                                            770 South Post Oak Lane
                                            Houston, Texas 77056

                           If to Selling
                           Corporation,
                         or Shareholders:   ipsh!net, Inc.
                                            985 Howard Street
                                            San Francisco, California 94103
                                            Attn: Mr. Nihal Mehta, CEO


         8.08_____Waiver

                  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by or on behalf of the waiving party.

         8.09_____Joint and Several Obligations

                  The representations, warranties, covenants, and agreements of Selling Corporation, and Shareholders in this Agreement are joint and several.

         8.10_____Binding Effect

                  The provisions of this Agreement shall be binding upon and inure to the benefit of Selling Corporation and the Purchaser and their respective successors and assigns and Shareholders and his assigns, heirs, and personal representatives, and shall inure to the benefit of the Indemnitees and their respective successors, assigns, heirs, and personal representatives.

         8.11_____No Third-Party Beneficiaries

                  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 8.10).

         8.12_____Separability

                  If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         8.13_____Headings

                  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         8.14_____Counterparts; Governing Law

                  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart of this Agreement shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of this Power of Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original. It shall be governed by and construed in accordance with the laws of New York, without giving effect to conflict of laws.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

GLOBAL PATH INCORPORATED



By:/s/Robert J. Kubbernus
   -----------------------------------------
       Robert J. Kubbernus, President and CEO

ON BEHALF OF PURCHASER


IPSH!NET, INC.



By: Nihal Mehta
   -----------------------------------------
       Nihal Mehta, Chief Executive Officer







                                  SHAREHOLDERS


         _________
--------------------------------------------
Amrik Chattha

         _________
--------------------------------------------
Richard Buchband__

         _________
------------------------------------
David Goldes

         _________
--------------------------------------------
Bruno Hertig _____

         _________
--------------------------------------------
Andrew Mandala

         _________
--------------------------------------------
Drew Mandala _____

         _________
--------------------------------------------
Michael Mcrae

         _________
--------------------------------------------
Laxmi Mehta ______

         _________
--------------------------------------------
Ratnakar Mitra

         _________
--------------------------------------------
Dinesh Patel _____

         _________
--------------------------------------------
Scott Rhodenizer__

         _________
--------------------------------------------
Jasdeep Sandhu ___

         _________
--------------------------------------------
Jaz Sandhu

--------------------------------------
Mool Singhi

         _________
--------------------------------------------
Matt Slinghaum ___

         _________
--------------------------------------------
Geoff Wilcox _____

         _________
--------------------------------------------
Michael Jelley

         _________
--------------------------------------------
Nihal Mehta_______

         _________
--------------------------------------------
Parijat Gandhi____

         _________
--------------------------------------------
Archie Elwell ____

         _________
--------------------------------------------
Vijay Chattha_____

         _________
--------------------------------------------
Gautam Anand______

         _________
---------------------------
Nick Pahade




                                    EXHIBIT B

                            GLOBAL PATH INCORPORATED
                              FOR IMMEDIATE RELEASE

Stock Symbol: OTC BB: GBPAA
Sept 24, 2002

                       Global Path Inc. Acquires IPSH.NET

San Francisco, CA - Global Path Inc. (OTC BB: GBPAA) ("Global Path" or the "Company"), today announces the signing of a definitive agreement to acquire IPSH.NET of San Francisco, a technical leader in the $6.5 billion wireless Short Messaging Service (SMS) market. SMS is the most pervasive communication protocol for transferring data to cellular phones, reaching over 95% of mobile devices.

Global Mobility Inc., a wholly owned subsidiary of the Company, will acquire 100 percent of the assets of IPSH.NET including its technology and personnel in return for 3 million Global Path Inc. shares plus a royalty stream based on the future revenues of Global Mobility. This transaction will close upon the completion of audits of IPSH.NET's financial statements.

IPSH.net is a highly-scalable wireless messaging and technical services provider which has developed and is currently deploying a unique software-based solution that enables large enterprises to easily and cost effectively access, manage and deploy SMS to their targeted end-users' wireless devices. IPSH.NET's current client list includes such Fortune 500 companies as Warner Bros and Universal Music.

The new Global Mobility service acquired from IPSH.net allows enterprises, government organizations and Life Sciences groups to quickly and efficiently transmit information to cellular phones regardless of the device or carrier supporting the end customer. The Global Mobility technology will be available to customers in a hosting or ASP (application service provisioning) format or by way of license agreement direct to the customer so that the technology can be controlled inside the customers own environment.

Robert Kubbernus, CEO and President of Global Path stated, "The acquisition of IPSH and the emergence of the SMS market will provide significant growth opportunities for Global Path for many years to come. The global market for mobile SMS estimated to be worth more than $6.5 billion by 2003 and global SMS traffic expected to grow from 20 billion messages per month in the year 2000 to over 82 billion messages per month by 2003. Global Path will be well positioned to become a major player in this emerging industry."

"The need to deliver critical information to thousands and potentially millions of geographically dispersed individuals has become a priority," Mr. Kubbernus continued. "From homeland security issues to missing children, medical alerts and hurricane warnings, SMS is clearly the only solution that can achieve the speed, accuracy and reach required to meet the needs of the audience and the organization." IPSH.Net's service is unique in that messages can be sent to any cellular phone, regardless of the network protocol the carrier operates on. This SMS solution addresses the current interoperability weaknesses in North America cellular infrastructure."

Nihal Mehta, CEO of IPSH.NET, added, "Our transition to Global Mobility and ownership by Global Path comes at a perfect time, when our company is gearing up for tremendous growth and needs the structure and resources an entity such as Global Path is able to provide. We are looking forward to doing great things with our technology under Global Path's umbrella. Our technology is infinitely scalable, and ready to be injected with the appropriate resources to become a dominant player in the SMS and mobile marketplace. "

For more information please visit the IPSH.NET web site at www.ipsh.net or Global Path Inc. at www.globalpathinc.com.


About Global Path

Global Path Inc., (OTC BB: GBPAA), www.globalpathinc.com, is a strategic holding company that acquires Information Technology Security companies with the goal of making them a market success. Global Path provides strategic, financial and business resources to position its portfolio companies as industry leaders.

About IPSH.NET

IPSH.NET, www.ipsh.net, is a wireless messaging and technical service provider which has developed a unique software-based solution that enable customers to broadcast a short messaging service to their targeted end-users cellular phone number. This message may be transmitted regardless of which cellular provider they employ.

Forward-looking statements in this news release are made pursuant to the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, risks relating to the ability to close transactions being contemplated, risks related to international sales and potential foreign currency exchange fluctuations, continued acceptance of Global Path's services, increased levels of competition, technological changes, dependence on intellectual property rights and other risks detailed from time to time in Global Path's periodic reports filed with the United States Securities and Exchange Commission and other regulatory authorities.

Investor Relations Contact:
Glenn Lachowiez, Global Path Inc.
1-888-605-3322